Exhibit 4.11

EXECUTION

MICHAELS STORES, INC.

as Issuer,

the GUARANTORS named herein,

as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

SUPPLEMENTAL INDENTURE

Dated as of June 16, 2014

5 7/8% Senior Subordinated Notes due 2020

This SUPPLEMENTAL INDENTURE, dated as of June 16, 2014 (the “Supplemental Indenture”), is by and among Michaels Stores, Inc., a Delaware corporation (the “Issuer”), the Guarantors listed on the signature pages hereto (the “Guarantors” and, collectively with the Issuer, the “Michaels Parties”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WHEREAS, each of the Michaels Parties and the Trustee has heretofore executed and delivered an indenture (the “Indenture”), dated as of December 19, 2013, providing for the issuance of an unlimited aggregate principal amount of 5 7/8% Senior Subordinated Notes due 2020 (the “Notes”);

WHEREAS, on December 19, 2013, the Issuer issued $260,000,000 aggregate principal amount of Notes;

WHEREAS, the Michaels Parties desire to establish and provide for the issuance by the Issuer of an additional $250,000,000 aggregate principal amount of Notes (the “Additional Senior Subordinated Notes”);

WHEREAS, Section 2.01 and Section 9.01 of the Indenture provide for the issuance of Additional Notes and the execution and delivery of this Supplemental Indenture to evidence the creation of the Additional Senior Subordinated Notes without the consent of the Holders;

WHEREAS, the Additional Senior Subordinated Notes shall constitute Additional Notes pursuant to the Indenture; and

WHEREAS, pursuant to Section 9.06, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to establish the terms of the Additional Senior Subordinated Notes, the Michaels Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of Additional Senior Subordinated Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Reference to and Effect on Indenture.  Upon the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context requires otherwise.  This Supplemental Indenture shall form a part of the Indenture for all purposes.

(3)                                 Additional Senior Subordinated Notes.  The Additional Senior Subordinated Notes are hereby created under the Indenture and shall form a single class with the outstanding Notes under the Indenture.  The Additional Senior Subordinated Notes shall constitute Additional Notes and be governed under the Indenture and executed and delivered in the manner contemplated therein, and each Guarantor shall Guarantee such Additional Senior Subordinated Notes as set forth in Article 11 of the Indenture.

(4)                                 Form of Additional Senior Subordinated Notes.  The Additional Senior Subordinated Notes shall initially be evidenced by one or more Global Notes (each, a “Global Note”), substantially in the form of Exhibit A hereto.

1

(5)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (in “.pdf” format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (in “.pdf” format) transmission shall be deemed to be their original signatures for all purposes.

(7)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Michaels Parties.

[Signature pages follow.]

2

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

MICHAELS STORES, INC.

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	Chief Administrative Officer and Chief Financial Officer

GUARANTORS:

AARON BROTHERS, INC.

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	President — CAO and CFO

MICHAELS STORES PROCUREMENT COMPANY, INC.

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	Chief Administrative Officer and Chief Financial Officer

ARTISTREE, INC.

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	Chief Administrative Officer and Chief Financial Officer

MICHAELS FINANCE COMPANY, INC.

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	President — CAO and CFO

MICHAELS STORES CARD SERVICES, LLC

By:	/s/ Charles M. Sonsteby
Name:	Charles M. Sonsteby
Title:	President — CAO and CFO

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-1

CUSIP  [                    ]

ISIN  [                 ](1)

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$                            ]

5 7/8% Senior Subordinated Notes due 2020

No.	[$ ]

MICHAELS STORES, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                  United States Dollars] on December 15, 2020.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

(1)                                 Rule 144A Note CUSIP:  594087 AT5

Rule 144A Note ISIN:  US594087AT54

Regulation S Note CUSIP:  U59329 AF6

Regulation S Note ISIN:  USU59329AF63

Temporary Regulation S Note CUSIP:  U59329 AG4

Temporary Regulation S Note ISIN:  USU59329AG47

A-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

MICHAELS STORES, INC.

By:
Name:
Title:

A-3

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A-4

[Back of Note]

5 7/8% Senior Subordinated Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  Michaels Stores, Inc., a Delaware corporation, promises to pay interest on the outstanding principal amount of this Note at 5.875% per annum from June 15, 2014 until maturity.  The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid on this Note, from June 15, 2014; provided that the first Interest Payment Date on this Note shall be December 15, 2014.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose pursuant to Section 4.02 of the Indenture or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer or any of its Subsidiaries may act in any such capacity.

4.                                      INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of December 19, 2013 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”), among Michaels Stores, Inc., the Guarantors named therein and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 5 7/8% Senior Subordinated Notes due 2020.  The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      OPTIONAL REDEMPTION.

(a)                                 Except as described below under clauses 5(b), 5(c) and 5(e) hereof, the Notes will not be redeemable at the Issuer’s option before December 15, 2016.

(b)                                 At any time prior to December 15, 2016, the Issuer may, at its option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 7, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)                                  Until December 15, 2016, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including the aggregate principal amount of Notes issued after the Issue Date), upon notice provided as described in Section 7, at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the aggregate principal amount of Notes to be redeemed (the “Equity Offering Redemption Amount”) not to exceed an amount equal to the aggregate gross proceeds from one or more Equity Offerings; provided that (i) each such redemption occurs within 120 days of the date of closing of each such Equity Offering; (ii) proceeds in an amount equal to or exceeding the applicable Equity Offering Redemption Amount shall be received by, or contributed to the capital of, the Issuer or any of its Restricted Subsidiaries and (iii) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption.

(d)                                 On and after December 15, 2016, the Issuer may, at its option, on one or more occasions, redeem all or a part of the Notes, upon notice provided as described in Section 7, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

(e)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in Section 4.14(c) of the Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon prior notice given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.14 of the Indenture, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.000% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

(f)                                   Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.                                      MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be delivered electronically, mailed or caused to be delivered or mailed by first-class mail, postage prepaid at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or otherwise delivered more than 60 days prior to a Redemption Date if (x) the notice is issued in connection with Article 8 or Article 13 of the Indenture or (y) such notice relates to a redemption that is conditioned upon satisfaction (or waiver by the Issuer in its sole discretion) of one or more conditions precedent and any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion)) to each Holder whose Notes are to be redeemed at its registered address or, in the case of global Notes held by DTC or its nominee, electronically in accordance with DTC’s procedures.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) (provided, however, that the redemption price in respect of the Notes redeemed will be determined based on the applicable Redemption Date specified in the related notice of redemption, without giving effect to any extension or delay relating to the satisfaction of any condition precedent to such redemption plus accrued and unpaid interest thereon to, but not including, the actual Redemption Date), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                      OFFERS TO REPURCHASE.

(a)                                 Upon the occurrence of a Change of Control, unless the Issuer has previously or concurrently delivered or mailed a redemption notice with respect to all the outstanding Notes as described under Section 7, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase (the “Change of Control Payment”).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)                                 If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within ten (10) Business Days of each date that Excess Proceeds exceed $100.0 million, the Issuer shall commence, by mailing or delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or 100% of the accreted value thereof, if less, plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with the Indenture.  If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered in accordance with Section 3.09 of the Indenture with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the delivery or mailing of a notice of redemption of Notes to be redeemed.

10.                               SUBORDINATION.  The Notes and the Guarantees are subordinated to Senior Indebtedness of the Issuer and the Guarantors on the terms and subject to the conditions set forth in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Guarantees may be paid.  The Issuer agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

11.                               PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

12.                               AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13.                               DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01(a) of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may by notice to the Issuer declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of: (1) acceleration of any such Indebtedness under the Senior Credit Facilities; or (2) five Business Days after the giving of written notice of such acceleration to the Issuer and the Representative under each of the Senior Credit Facilities. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14.                               AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.                               [Reserved].

16.                               GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

17.                               CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

8000 Bent Branch Drive
Irving, TX 75063
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                       to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

*This schedule should be included only if the Note is issued in global form.